UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

Medical Design Studios, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-144596	26-0482524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7231 South Rome Street Aurora, Colorado		80016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303)_956-7197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

MEDICAL DESIGN STUDIOS, INC.

November 24, 2008

Item 8.01. Other Events.

Effective November 21, 2008, we effected a 5-for-1 forward stock split of our outstanding common stock in the form of a stock distribution. As a result of the forward stock split, each holder of record of a certificate for one or more shares of common stock as of November 21, 2008, will receive as soon as practicable, a certificate representing four additional shares of common stock for every one share of common stock held by that holder. The forward stock split is only for our issued and outstanding shares and not authorized shares. The forward stock split is payable on November 25, 2008. We had 5,000,000 shares outstanding prior to the forward stock split and, as a result of the forward stock split, we will have 25,000,000 shares outstanding following the forward stock split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL DESIGN STUDIOS, INC.

Date: November 24, 2008	By:	/s/ Justin Craig
Justin Craig
President and Chief Executive Officer